Exhibit 10.21

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR CERTAIN REDACTED PROVISIONS OF THIS AGREEMENT. THE REDACTED PROVISIONS ARE INDICATED BY THREE ASTERISKS ENCLOSED BY BRACKETS AND UNDERLINED. THE CONFIDENTIAL PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

LEASE AMENDMENT #1

On December 8, 1999, 5B Bangerter L.L.C., as Landlord, and Neighborhood Box Office, Inc. a Utah Company, entered into a Lease Agreement (the "Lease") covering the premises commonly known as an approximate 28,800 rentable square foot flex space at Wasatch Corporate Park, 3676 West California Avenue, Suite D-100, Salt Lake City, being situated in Salt Lake County, in the state of Utah.

The Landlord and Tenant desire to amend said lease. The Lease shall be and is hereby amended as follows:

REF #6 "Monthly Rental Installments" to read:

[* * *]

All other terms and conditions of the original lease are hereby ratified and affirmed.

This Amendment has been prepared for submission to your attorney for their approval. No representation or recommendation is made by the Lessor or Its agents or employees as to the legal effect or tax consequences of this Lease Amendment or the transaction relating thereto.

LESSOR:	LESSEE:
5B Bangerter L.L.C.	Neighborhood Box Office, Inc.
Office, Inc.
By: /s/ Chris R. Stephens	By: /s/ James Hyde
Its: President	Its: COO/CTO
Name: Chris R. Stephens	Name: James Hyde
Date: 10/27/04	Date: 10/25/04